UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 10, 2019

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 10, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  Set forth below are the matters submitted at the Annual Meeting by the Board of Directors to a vote of the Company’s stockholders and the final results of the voting for each proposal.

Proposal 1: Election of Directors

Each of the following nominees for director was elected based on the following vote:

Nominee	For	Against	Abstained	Broker Non-Votes

Evelyn D’An	9,405,149	81,097	44,289	4,689,309

Martin Fogelman	9,409,092	77,146	44,297	4,689,309

Robin Marino	9,435,106	84,140	11,289	4,689,309

Mark Messner	9,440,404	71,334	18,797	4,689,309

Alan Mustacchi	9,439,950	76,346	14,239	4,689,309

Andrew Train	9,444,425	74,812	11,298	4,689,309

Stephen J. Zelkowicz	9,441,992	77,145	11,398	4,689,309

Proposal 2: Approval, on an Advisory Basis, of Named Executive Officer Compensation

The compensation of the Company’s named executive officers for 2018 was approved by a non-binding advisory vote based on the following vote:

For	Against	Abstained	Broker Non-Votes
9,420,411	78,644	31,480	4,689,309

Proposal 3: Ratification of Appointment of RSM US LLP as Independent Auditor

The appointment of RSM US LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 28, 2019 was ratified based on the following vote:

For	Against	Abstained
13,793,888	393,543	32,413

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: May 13, 2019	By:	/s/ Paul Francese
Paul Francese
Senior Vice President and Chief Financial Officer